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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 13, 2025

NATURALSHRIMP INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54030	74-3262176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(866) 351-5907

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 — Bankruptcy or receivership

On September 4, 2024, Streeterville Capital, LLC, a Utah limited liability company, and Bucktown Capital, LLC, a Utah limited liability company (collectively, “Lenders”), filed a Verified Emergency Motion for Appointment of Receiver (the “Motion”) under Civil Case No. 240907138 (the “Receivership Case”), in the District Court of Salt Lake County, Utah (the “Utah State Court”), against NaturalShrimp, Inc. (“NaturalShrimp”), a Nevada corporation.

The Motion alleges, among other things, that NaturalShrimp has defaulted under the terms of its loan agreements with Lenders. The Motion sought the appointment of a Receiver to immediately take control of NaturalShrimp’s assets to preserve same.

An order was entered ex parte by the Utah State Court in the Receivership Case on September 9, 2024 granting the relief requested by Lenders. The Utah State Court duly appointed Amplēo Turnaround and Restructuring, LLC (the “Receiver”) as the receiver over NaturalShrip’s assets. The Utah State Court’s order further scheduled a hearing to be held on September 17, 2024, on a preliminary injunction to address issues raised in the Motion.

On November 20, 2024, Lenders, NaturalShrimp, NaturalShrimp USA Corporation (“NaturalShrimp USA”), NaturalShrimp Global, Inc. (“NaturalShrimp Global”), and Natural Aquatic Systems, Inc. (“Natural Aquatic”) (collectively, the “Receivership Entities”) filed a Verified Amended and Stipulated Emergency Motion for Immediate Appointment of a Receiver (the “Stipulated Motion”) in the Receivership Case.

On November 22, 2024, the Utah State Court entered an order granting the Stipulated Motion and appointed Receiver as the receiver over the assets of NaturalShrimp USA NaturalShrimp Global, and Natural Aquatic Systems pursuant to an amended receivership order (the “Amended Receivership Order”). Under the Amended Receivership Order, the Receiver is the receiver over the Receivership Entities’ assets.

On February 11, 2025, the Receiver filed a Motion for Approval to Sell Substantially all of the Receivership Entities’ Assets to Streeterville Captial, LLC and Bucktown Captial, LLC (or Their Designees) or Any Other Party With a Higher and Better Offer Free and Clear of All Liens, Interests, Claims, and Encumbrances (the “Sale Motion”) in the Receivership Case. The Sale Motion seeks the Utah State Court’s approval for the Receiver to sell substantially all of the Receivership Entities’ assets free and clear of all liens, interests, claims, and encumbrances to Streeterville and Bucktown Capital, through their designated entities, NaturalShrimp Farms, Inc. (“NV Purchaser”), a Nevada corporation, Iowa Shrimp Holdings, LLC (“IA Purchaser”), an Iowa limited liability company, Texas Shrimp Holdings, LLC (“TX Purchaser” or together with NV Purchaser and IA Purchaser, the “Purchasers”), a Texas limited liability company, for a roughly $35,703,789.87 credit bid (based on a secured and administrative claim basis) and $100,000 cash, pursuant to the terms and conditions set forth in that certain Asset Purchase Agreement (“APA”) between Trustee and Purchasers, which is attached to the Sale Motion as Exhibit 1. Due to Lenders’ large, secured and administrative expense claims and their credit bid of the same, the Receiver does not anticipate that there will be any sale proceeds available for distribution to creditors, investors, shareholders, or equity holders.

A copy of the Sale Motion and its corresponding notice are attached hereto. If you would like a copy of the Sale Motion or more information about the Sale Motion or the Receivership case, please e-mail the Receiver’s legal counsel, Mark C. Rose, at mrose@mbt-law.com.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
1	Motion for Court Approval to Sell Substantially all of the Assets of NaturalShrimp, Inc. to Streeterville Capital, LLC and Bucktown Capital, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALSHRIMP INCORPORATED
(Registrant)

Date	February 13 2025	By:	/s/ Gerald Easterling
(Signature)*
		Name:	Gerald Easterling
		Title:	Chief Executive Officer
13601 Preston Rd, Suite E1092
Dallas, Texas 75420

*Print name and title of the signing officer under his signature.